Exhibit 99.1

Gruner + Jahr
Consumer Titles

Carve-Out Financial Statements
December 31, 2004

Gruner + Jahr Consumer Titles
Index
December 31, 2004

Report of Independent Auditors	1
Carve-Out Financial Statements
Carve-Out Balance Sheet	2
Carve-Out Statement of Operations	3
Carve-Out Statement of Changes in Divisional Equity	4
Carve-Out Statement of Cash Flows	5
Notes to Carve-Out Financial Statements	6-13

Report of Independent Auditors

To the Management of
Gruner + Jahr USA Publishing

In our opinion, the accompanying carve-out balance sheet and the related carve-out statements of operations, changes in divisional equity and cash flows present fairly, in all material respects, the financial position of Parents, Child, Family Circle, Fitness, Baby, Expecting and Ser Padres (collectively, the "Gruner + Jahr Consumer Titles"), which are magazines of Gruner + Jahr USA Publishing, (a division of Gruner + Jahr Printing & Publishing Company) at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Gruner + Jahr Consumer Titles are part of the magazine publishing operations of Gruner + Jahr USA Publishing. Consequently, as discussed in Note 2, these financial statements have been derived from the consolidated financial statements and accounting records of Gruner + Jahr USA Publishing and reflect significant assumptions and allocations. Moreover, the Gruner + Jahr Consumer Titles rely on Gruner + Jahr USA Publishing for administrative, management and other services. The financial position, results of operations and cash flows of the Gruner + Jahr Consumer Titles could differ from those that would have resulted had the magazines operated autonomously or as an entity independent of Gruner + Jahr USA Publishing.

/s/  PricewaterhouseCoopers LLP
New York, New York

September 9, 2005

Gruner + Jahr Consumer Titles
Carve-out Balance Sheet
December 31, 2004

(amounts in thousands)

Assets
Current assets
Accounts receivable, net of allowance for doubtful accounts of $859	$46,576
Inventories, net	14,616
Prepaid and other current assets	1,049
Total current assets	62,241
Property, plant, and equipment, net	8,428
Goodwill	98,485
Total assets	$169,154

Liabilities and Divisional Equity
Current liabilities
Accounts payable	$1,013
Accrued expenses and other liabilities
Compensation and benefits	486
Distribution and circulation	13,970
Other accrued expenses	5,290
Total accrued expenses and other liabilities Compensation and benefits	19,746
Deferred income	34,417
Total current liabilities	55,176
Long-term liabilities
Deferred tax liability	584
Total liabilities	55,760
Divisional equity	113,394
Total liabilities and divisional equity	$169,154

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Carve-out Statement of Operations
Year Ended December 31, 2004

(amounts in thousands)
Net revenues
Advertising	$180,580
Circulation	60,866
Other	4,788
Total net revenues	246,234
Operating costs and expenses
Production, distribution and other direct costs	124,611
Selling, general and administrative expenses	103,751
Depreciation	2,680
Total operating costs and expenses	231,042
Earnings before income taxes	15,192
Income Taxes	162
Net earnings	$15,030

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Carve-out Statement of Changes in Divisional Equity
Year Ended December 31, 2004

(amounts in thousands)
Balance as of January 1, 2004	$117,886
Net earnings	15,030
Net distributions to Gruner + Jahr Printing & Publishing Company	(49,028)
Allocated charges funded by Gruner + Jahr USA Publishing	29,506
Balance as of December 31, 2004	$113,394

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Carve-out Statement of Cash Flows
Year Ended December 31, 2004

(amounts in thousands)
Cash flows from operating activities
Net earnings	$15,030
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation	2,680
LIFO and obsolescence reserve	894
Changes in net assets and liabilities
Accounts receivable	(1,796)
Inventories	(1,022)
Prepaid and other current assets	251
Accounts payable	517
Accrued expenses and other liabilities	8,464
Deferred income	(2,450)
Net cash provided by operating activities	22,568
Cash flows from investing activities
Capital expenditure	(3,046)
Net cash used for investing activities	(3,046)
Cash flows from financing activities
Net distributions to Gruner + Jahr Printing & Publishing Company	(49,028)
Funding of allocated charges by Gruner + Jahr USA Publishing	29,506
Net cash used in financing activities	(19,522)
Net change in cash and cash equivalents	-
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$-

The accompanying notes are an integral part of these carve-out financial statements.

Gruner + Jahr Consumer Titles
Notes to Carve-out Financial Statements
December 31, 2004

(amounts in thousands unless otherwise indicated)
  Organization and Background

  The seven magazine titles: Parents, Child, Family Circle, Fitness, Ser Padres, Baby and Expecting (collectively referred to as the "G+J Consumer Titles"), were published by Gruner + Jahr USA Publishing ("G+J Publishing"), a division of Gruner + Jahr Printing & Publishing Company, a Delaware Partnership (the "Partnership") through June 30, 2005. As of July 1, 2005, the G+J Consumer Titles were purchased by Meredith Corporation for $350 million in cash.

  Summary of Significant Accounting Policies

  Basis of Presentation

  The carve-out financial statements reflect the financial position, results of operations and cash flows of the G+J Consumer Titles as of and for the year ended December 31, 2004 as if they were a separate entity. As the G+J Consumer Titles consist solely of seven magazines and were part of G+J Publishing, a division of the Partnership, no separate financial statements were prepared in accordance with generally accepted accounting principles in the normal course of operations.

  The carve-out financial statements include allocations of assets (including inventory), liabilities (including certain accrued expenses), and expenses (including legal, accounting, tax, employee benefits, insurance services, data services and other G+J Publishing corporate overhead) relating to the G+J Consumer Titles. The allocation methodologies have been described within the accompanying notes and management believes that these allocations are reasonable to present the financial position, results of operations and cash flows of the G+J Consumer Titles on a stand-alone basis. However, the financial position, results of operations and cash flows of the G+J Consumer Titles may differ from those that would have been achieved had the G+J Consumer Titles been a stand-alone entity during the period presented.

  Intercompany accounts between G+J Publishing and the G+J Consumer Titles have been included in divisional equity. All significant accounts and transactions between the G+J Consumer Titles have been eliminated.

  Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates include the allocation of costs by G+J Publishing and the assessment of the collectibility of accounts receivable, use and recoverability of inventories, useful lives for amortization periods, and recoverability of goodwill, among others. Actual results could differ from those estimates.

  Cash Management

  G+J Publishing uses a centralized approach to cash management. Cash deposits from the G+J Consumer Titles are transferred to the Partnership on a daily basis. Payments of trade payables and other disbursements are processed through a centralized cash management system operated by the Partnership. Changes in divisional equity represent any required financing from the Partnership for working capital, acquisition or capital expenditure requirements. No interest has been credited or charged for these transactions.

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements
  December 31, 2004

  (amounts in thousands unless otherwise indicated)

  Accounts Receivables

  Credit is extended to customers based upon evaluation of each customer's credit worthiness and financial condition. The G+J Consumer Titles maintain an allowance for estimated losses based upon the aging of such receivables and specific collection issues that may be identified. Accounts are written off when deemed uncollectible.

  Inventories

  Inventories, consisting principally of paper held at printing companies, are stated at the lower of cost or market. Paper inventory cost is determined on a last-in, first-out ("LIFO") basis. Paper inventories are purchased on a bulk basis for several of G+J Publishing's publications and are not specifically identified by title. Accordingly, the inventories have been allocated by plant locations which correspond to the consumer titles that are printed at those plant locations. The reserve for obsolescence and the LIFO reserve was allocated based upon the proportion of inventory allocated to the G+J Consumer Titles to the total inventory held by G+J Publishing.

  Property, Plant and Equipment

  Property, plant and equipment are stated at cost less accumulated depreciation. Additions, renewals and improvements are capitalized, and maintenance and repairs are expensed as incurred. Depreciation is provided for under the straight-line method over the estimated useful lives of related assets. The following useful lives have been assigned to fixed assets: machinery and equipment: 3 to 10 years; buildings and improvements: 15 to 33 years; furniture and fixtures: 10 years. The cost of leasehold improvements are amortized over the lesser of their useful lives or the term of the respective lease.

  The G+J Consumer Titles occupied the majority of the building space leased by G+J Publishing and, as a result, buildings and leasehold improvements have been allocated in their entirety to the G+J Consumer Titles. All other fixed assets have been allocated on a specific identification basis to the G+J Consumer Titles.

  Goodwill and Other Intangible Assets

  Effective January 1, 2002, G+J Publishing adopted SFAS 141 and SFAS 142. SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets.

  The goodwill included in the carve-out financial statements relates principally to the historical acquisition of Family Circle and pursuant to SFAS 142 is no longer amortized. Goodwill of the G+J Consumer Titles was reviewed for impairment on a stand-alone basis and no impairment was identified at December 31, 2004.

  Divisional Equity

  Divisional equity consists of retained earnings of the G+J Consumer Titles, cash transfers to and from the Partnership in connection with required financing received from the Partnership, as well as amounts paid by G+J Publishing related to certain allocated charges.

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements
  December 31, 2004

  (amounts in thousands unless otherwise indicated)

  Revenue

  Revenue consists principally of advertising and magazine circulation sales (subscription and newsstand).

  Advertising revenue, net of provisions for make good obligations due to advertisers for guaranteed circulation and agency discounts, is recognized at the "on sale" date of the publication containing the advertisement. Subscription revenue, net of agency commissions, is deferred and recognized on a pro rata basis as the issues are served over the terms of such subscriptions. Subscription revenue recognized during 2004 is net of agency commissions of $70.3 million. Sales of magazines intended for retail distribution on newsstands are recorded at the time such publications are available for sale by distributors to the public and are recorded net of estimated provisions for returns and retail display allowances.

  Advertising Expenses

  Total advertising expenses included in the Carve-out Statement of Operations were $38.5 million. The majority of the advertising expenses relate to direct-response advertising and consist of product promotional mailings, catalogues, telemarketing and subscription promotions. Advertising costs are expensed the first time the advertising takes place.

  Allocation of Selling, General and Administrative Expenses

  The financial statements include costs allocated to G+J Consumer Titles from G+J Publishing consisting of corporate overhead for services and administrative functions shared by all G+J Publishing titles, which include, but are not limited to, executive management costs, salaries and fringe benefits, rent, and telephone. These costs are allocated based upon operating expenses and headcount. These allocations may not reflect the actual financial resources or expenses that the G+J Consumer Titles might have incurred as a stand-alone entity. The allocated expenses totaled approximately $29.5 million and are included in selling, general and administrative expenses.

  Promotional Costs

  Circulation promotional costs incurred in connection with obtaining magazine subscribers are expensed as incurred.

  Development Costs

  Costs to develop new products or modify existing products, including magazines, are expensed as selling, general and administrative expenses as incurred.

  Income Taxes

  The G+J Consumer Titles were carved out of Gruner + Jahr Printing & Publishing Company, a partnership entity which is not taxable for federal purposes. Thus, the G+J Consumer Titles' taxable income is combined with all other income or loss of Partnership, which is included in the federal income tax returns of the partners in the Partnership. Although the Partnership is not subject to US federal income tax, it is obligated to pay income tax in certain state and local jurisdictions. For purposes of these carve-out financial statements, state and local income taxes have been determined on a separate basis as if the G+J Consumer Titles are a stand-alone partnership entity, and are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements
  December 31, 2004

  (amounts in thousands unless otherwise indicated)

  liabilities, and are measured using the enacted tax rates that are expected to be in effect in the period in which these differences are expected to reverse. The principal components of deferred taxes relate to tax deductible goodwill as well as accelerated tax deductions attributable to depreciation and subscription expenses.

  Any income tax assessments arising from state or local tax audits of the Partnership that are not specific to the G+J Consumer Titles were not allocated for purposes of the carve-out financial statements.

  Foreign Exchange

  The functional currency for the G+J Publishing's operations is the U.S. dollar. G+J Publishing enters into some foreign currency transactions in the normal course of business and such foreign currency transaction gains and losses are included in operations.

  Fair Value of Financial Instruments

  G+J Publishing's financial instruments primarily consist of trade receivables and payables for which current book values approximate fair market value.

  Recent Accounting Pronouncements

  In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an Amendment of APB No. 29" ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." This standard is effective for nonmonetary asset exchanges occurring after July 1, 2005. The adoption of this standard is not expected to impact the carve-out Financial Statements.

  Inventory

  Inventory consists of the following:

2004

Raw materials and supplies	$12,923
Work in progress	1,650
14,573
LIFO reserve	115
Obsolescence reserve	(72)
$14,616

  During 2004, inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 2004 purchases, the effect of which decreased cost of production by approximately $103.

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements
  December 31, 2004

  (amounts in thousands unless otherwise indicated)
  Property, Plant and Equipment

  Property, plant and equipment consist of the following:

2004

Machinery and equipment	$8,794
Building and improvements	6,132
Software licenses	5,735
Furniture and fixtures	6,000
Construction in progress	530
Gross PP&E	27,191

Accumulated depreciation	(18,763)
Net PP&E	$8,428

  Depreciation expense for the year ended December 31, 2004 was $2,680.

  Divisional Equity

  An analysis of the divisional equity activity is as follows:

2004

Balance as of January 1, 2004	$117,886
Net earnings	15,030
Net cash distributed to the Partnership	(49,028)
Allocated charges funded by G+J Publishing	29,506
Balance as of December 31, 2004	$113,394

  The Partnership funds the working capital requirements of its magazines based upon a centralized cash management system. The divisional equity includes retained earnings of the G+J Consumer Titles, net cash transferred to the Partnership in connection with required financing received from the Partnership as well funding of certain allocated charges by G+J Publishing. The following is a summary of the allocated charges from G+J Publishing to the G+J Consumer Titles:

2004

Salaries, benefit payments and related expenses	$16,777
General and administrative expenses	8,624
Rent	3,721
Other	384
Allocated charges from G+J Publishing	$29,506

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements
  December 31, 2004

  (amounts in thousands unless otherwise indicated)
  Related Party Transactions

  G+J Publishing provides the G+J Consumer Titles with certain general and administrative services, including marketing, public relations, research, production, accounting and legal services. The charges for marketing, public relations and research were $7,673, production were $3,271, accounting and legal were $2,364 and are included in selling, general and administrative expenses. The cost of financing activities and certain other corporate functions which did not benefit the G+J Consumer Titles, were absorbed by G+J Publishing.

  Goodwill

  Goodwill relates to the historical acquisition of Family Circle and pursuant to the adoption of SFAS 142, is accordingly not being amortized.

2004

Goodwill	$265,335
Less: Accumulated amortization	(166,850)
$98,485
  Income Taxes

  For the year ended December 31, 2004, the provision for income taxes consisted of state and local taxes that the G+J Consumer Titles would have been responsible for if it were a stand-alone Partnership entity. The provision is reflected without consideration of the Partnership's ability to offset the losses from its other magazines with the taxable income from the G+J Consumer Titles.

  The Partnership pays state and local taxes predominantly in Michigan and New York City. The blended state and local tax rate applicable to the G+J Consumer Titles is based on the tax rates and apportionment ratios of the two jurisdictions.

  Other Revenue

  Other revenue consists of the following:

2004

On-line revenue	$1,366
List rental revenue	2,241
Royalty revenue	858
Reprint revenue	274
Other	49
Total other income	$4,788

  Gruner + Jahr Consumer Titles
  Notes to Carve-out Financial Statements
  December 31, 2004

  (amounts in thousands unless otherwise indicated)
  Employee Benefit Plans

  G+J Publishing maintains a defined contribution savings and investment retirement plan (the "Plan"). Substantially all employees of the G+J Consumer Titles are eligible to participate in the Plan sponsored by G+J Publishing, under which annual contributions may be made by G+J Publishing for the benefit of all eligible employees. In certain cases, employees may also make contributions to the Plan, which, and subject to certain limitations, may be matched by G+J Publishing, up to certain specified percentages. Employees are generally eligible to participate in the Plan upon joining G+J Publishing and receive matching contributions after six months of employment. Effective January 1, 2004, G+J Publishing eliminated the vesting schedule for the employer contribution, with employees becoming immediately fully vested in their contributions matched by G+J Publishing. Expense recognized by the G+J Consumer Titles for the Plan for 2004 was approximately $506.

  Leases

  The G+J Consumer Titles has noncancellable operating leases for office facilities and for machinery and equipment with terms ranging from one to seven years. Minimum future lease payments, net of sublease proceeds, under operating leases at December 31, 2004 are:

Years Ending December 31,	Operating Leases

2005	$5,975
2006	5,974
2007	5,719
2008	5,765
2009	5,785
Thereafter	9,153
$38,371

  Total rental expense, approximated $7,458 for the year ended December 31, 2004.

  Commitments and Contingencies

Purchase Commitments

G+J Publishing has entered into agreements with several paper suppliers under which it is committed to purchase minimum quantities of paper. Prices vary by contract but generally approximate the average market price at the time of delivery. Fixed commitments related to the G+J Consumer Titles are not in excess of anticipated needs.

Litigation

G+J Publishing is a party to certain lawsuits and claims arising in the ordinary course of business. In the opinion of management, these lawsuits and claims do not relate specifically to the Consumer Titles and as such, any amounts, which may become payable upon settlement of these matters, will not have an effect on the financial position or results of operations of the G+J Consumer Titles.

Gruner + Jahr Consumer Titles
Notes to Carve-out Financial Statements
December 31, 2004

(amounts in thousands unless otherwise indicated)

Circulation Contingencies

In July 2005, the Audit Bureau of Circulation ("ABC") communicated their intention to re-evaluate previously audited circulation statistics of magazines that generated subscription sales through certain agents. Since the G+J Consumer titles utilized subscription agents in the normal course of business, there is a potential that certain previously audited circulation statistics relating to 2003 magazine issues could be re-evaluated and classified differently by the ABC. The potential exposure has not been reflected in the carve-out financial statements as management is currently unable to predict the outcome of the ABC's additional audit procedures and whether the findings, if any, would have an impact on previous commitments made to advertisers.